UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 4, 2014

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The stockholders of Las Vegas Sands Corp. (the “Company”) voted on the four proposals listed below at the Company’s Annual Meeting of Stockholders held on June 4, 2014.  The proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2014.

Proposal 1 — Election of Directors

Votes regarding the election of Charles D. Forman and George Jamieson to serve on the Board of Directors as Class I directors for three-year terms, which will expire at the Company’s 2017 Annual Meeting of Stockholders, were as follows:

Nominees for Director	Votes For	Votes Withheld	Broker Non-Votes
Charles D. Forman	696,676,798	14,171,862	48,477,005
George Jamieson	708,316,573	2,532,087	48,477,005

Proposal 2 — Ratification of the Independent Registered Public Accounting Firm

Votes to ratify the appointment of Deloitte & Touche to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
758,250,838	461,959	612,868	0

Proposal 3 — Approval of the Extension of the Term of the Company’s 2004 Equity Award Plan

Votes to approve the extension of the term of the Company’s 2004 Equity Award Plan were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
679,571,591	30,618,010	659,049	48,477,015

Proposal 4 — An Advisory (Non-Binding) Vote on Executive Compensation

Votes to approve an advisory (non-binding) resolution on executive compensation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
615,178,274	93,667,096	2,002,283	48,478,012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  June 6, 2014

LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Executive Vice President & Global General Counsel

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